BDO DUNWOODY LLP                                600 Cathedral Place
Chartered Accountants and Advisors              925 West Georgia Street
                                                Vancouver, BC, Canada V6C 3L2
                                                Telephone:  (604) 688-5421
                                                Telefax:  (604) 688-5132
                                                E-mail:  vancouver@bdo.ca
                                                www.bdo.ca





November 7, 2005


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and gentlemen:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on November 7, 2005 to be filed by our former client, Turbodyne Technologies, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.



Very truly yours,

BDO Dunwoody LLP

By:/s/Don de Jersey, CA
-------------------------
DdJ/sh